SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



                Date of earliest event reported    December 8, 2000



                              GENEVA STEEL COMPANY
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             (Exact name of registrant as specified in its charter)


        Utah                      1-10459                   93-0942346
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   (State or other              (Commission              (I.R.S. Employer
   jurisdiction of              File Number)            Identification No.)
   incorporation)



            10 South Geneva Road, Vineyard, UT                   84058
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         (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code    (801) 227-9000
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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Item 3.  Bankruptcy or Receivership

      On November 22, 2000, the United States Bankruptcy Court for the District of Utah, Central Division, confirmed the Third Amended Plan of Reorganization, as modified, of Geneva Steel Company.

      On December 6, 2000, at the request of one of the lenders under the reorganization plan's exit financing, Geneva Steel Company filed the Third Amended Plan of Reorganization, as modified, dated December 6, 2000. The further modified plan is identical to the reorganization plan confirmed on November 22, 2000, except that it expands the description of collateral securing the term loan and the revolving credit facility:

o Section 6.07 of the reorganization plan confirmed on November 22, 2000 stated that the new term loan facility would be secured by substantially all of Geneva's operating assets (excluding inventory, accounts receivable, certain equipment and related intangibles) and did not describe the security for the new revolving credit facility.

o Section 6.07 now states that the new revolving credit facility will be secured by a first priority lien on substantially all of Geneva's current assets, including inventory, accounts receivable, equipment (other than vehicles, mobile equipment and office equipment), general intangibles relating to equipment and inventory, cash collateral and any item that may be the subject of a security interest under the Uniform Commercial Code.

o The reorganization plan also clarifies that the new term loan facility will be secured by a first priority lien on substantially all of Geneva's operating assets, including real property, and a subordinate lien on current assets which are subject to a first priority lien under the revolving credit facility.

      On December 8, 2000, the bankruptcy court confirmed the Third Amended Plan of Reorganization, as modified, dated December 6, 2000.

      As described in the current report on Form 8-K filed by Geneva Steel Company on December 5, 2000:

      On the closing date under the reorganization plan, Geneva Steel Company will effect a corporate restructuring such that a new Delaware holding company, Geneva Steel Holdings Corp., will be the parent company to Geneva Steel LLC, the successor to Geneva Steel Company, and four additional subsidiaries: Iron Ore Mines LLC, Williams Farm LLC, Vineyard Iron Company (Del) and Vineyard Management Company (Del).

      Under the reorganization plan, all outstanding debt and common stock and preferred stock of Geneva Steel Company is being cancelled, and holders of Geneva Steel Company preferred stock and common stock are not receiving any distributions. The new Geneva Steel Holdings Corp. is issuing new common stock and rights to purchase new preferred stock.

      The plan divides the creditors of Geneva Steel Company into seven classes.

CLASS          TYPE OF CREDITOR               DISTRIBUTION UNDER THE PLAN
-----          ----------------               ---------------------------
Class one      Allowed priority claims        Unimpaired by the plan
Class two      Allowed secured claims         Unimpaired by the plan
Class three    Allowed unsecured claims in    Pro rata portion of approximately
               an amount greater than         7,085,276 shares of Geneva Steel
               $5,000 that do not elect to    Holdings Corp. common stock and a
               be treated as a class four     pro rata portion of 2,315,000
               claimant; includes holders     rights to purchase 2,315,000
               of Geneva Steel Company        shares Geneva Steel Holdings Corp.
               11.125% Senior Notes due       class A convertible preferred
               March 2001 and 9.5% Senior     stock at $10.80 per share
               Notes due January 2004 and
               trade creditors
Class four     Allowed unsecured claims in    Cash payment equal to 40% of the
               an amount equal to or less     claim, up to a $2,000 cap for
               than $5,000 and any class      payments on a claim.
               three claimants that
               opted to be treated as class
               four claimants
Class four A   Claims subordinated under      No distribution
               sections 510(b) or 510(c)
               of the Bankruptcy Code
Class five     Allowed preferred stock        No distribution
               interests
Class six      Allowed common stock           No distribution
               interests

      On the closing date under the reorganization plan, the new Geneva Steel Holdings Corp. will issue to holders of allowed class three claims as of November 22, 2000 approximately 6,898,137 shares of common stock and rights to purchase 2,315,000 shares of class A convertible preferred stock. The holding company anticipates issuing an additional 187,139 shares of common stock to holders of disputed claims to resolve such disputes, which with the shares already issued will aggregate approximately 7,085,276 shares of common stock. In addition, following the effective date, the holding company will issue (i) shares of common stock to executives as an incentive under an employee retention program; and (ii) options for executives to purchase common stock, a quarter of which be immediately vested and then one quarter will vest each subsequent year for three year.

      In accordance with the confirmation order entered December 8, 2000, for purposes of determining which persons are entitled to receive distributions on class 3 claims under the reorganization plan and the distribution record date under the reorganization plan, the confirmation date and the distribution record date are deemed to be November 22, 2000.

      The reorganization plan contemplates the successor operating company to Geneva Steel Company, Geneva Steel LLC, entering into a $110 million term loan facility with Citibank USA, Inc. as lender, administrative agent and collateral agent and other lenders, repayment of which is guaranteed in part by the United States government under the Emergency Steel Loan Guarantee Program, and a $125 million revolving credit facility with Citibank USA, Inc. as lender, administrative agent and collateral agent and other lenders and issuers. The term loan facility consists of a $16,500,000 term A loan (guaranteed 85% by the U.S. government), $83,658,000 term B loan (guaranteed 95% by the U.S. government) and $9,842,000 term C loan from Albert Fried & Company, LLC, one of the creditors under the reorganization plan. Repayment of the term C loan is not guaranteed by the U.S. government. Repayment of the term loan facility and revolving credit facility are secured by the collateral described above.

      The reorganization plan remains subject to consummation, which involves the closings on the contemplated financings and the fulfillment of other conditions. There can be no assurance at this time that the reorganization plan will be consummated. Similarly, there can be no assurance that the financings contemplated by the reorganization plan can actually be obtained on terms favorable to Geneva Steel LLC, or at all.

      This current report may be deemed to contain certain forward-looking statements with respect to Geneva Steel Company and its reorganization that are subject to risks and uncertainties that include, but are not limited to, those identified in the Geneva Steel Company press releases, the disclosure statement submitted with respect to the reorganization plan and other Geneva Steel Company filings with the Securities and Exchange Commission. Actual results may vary materially.

      The foregoing description of the reorganization plan is qualified by reference to the text of the Third Amended Plan of Reorganization, as modified, dated December 6, 2000.

      Geneva Steel Holdings Corp. will be the successor issuer to Geneva Steel Company, SEC File No. 1-10459. The shares of class A common stock of Geneva Steel Company are registered under Section 12(b) of the Securities Exchange Act. The shares of common stock, par value $.01 per share, of Geneva Steel Holdings Corp. to be issued in connection with the consummation of the Geneva Steel Company reorganization plan, are to be deemed registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, under Rule 12g-3(a) of the General Rules and Regulations under the Exchange Act.


Item 7.  Exhibits

   2.1 Third Amended Plan of Reorganization, as modified, dated December 6, 2000 of Geneva Steel Company
   99.1 Confirmation order of the United States Bankruptcy Court for the District of Utah, Central Division, entered on December 8, 2000


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GENEVA STEEL COMPANY



December 14, 2000                            By: /s/ Dennis L. Wanlass
                                                -----------------------------
                                                 Dennis L. Wanlass
                                                 Chief Financial Officer





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                                   EXHIBIT INDEX

Exhibit

   2.1 Third Amended Plan of Reorganization, as modified, dated December 8, 2000, of Geneva Steel Company
   99.1 Confirmation order of the United States Bankruptcy Court for the District of Utah, Central Division, entered December 8, 2000